Exhibit 99.1

For Immediate Release
Contact:

Bruce Riggins (Company)	Jerry Daly or Carol McCune
Chief Financial Officer	Daly Gray (Media)
(561) 227-1302	(703) 435-6293

Innkeepers USA Trust Announces Second-Quarter Earnings

RevPAR Increases 7.1 Percent;

Raises 2005 Guidance for RevPAR, Adjusted EBITDA and Adjusted FFO per share

PALM BEACH, Fla., August 9, 2005—Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale extended-stay hotel properties throughout the United States, today announced results for the three and six months ended June 30, 2005.

	2Q 2005*	2Q 2004*	% Change*	Six Mos. 2005*	Six Mos. 2004*	% Change*
Total revenue	$64,070	$54,258	18%	$119,169	$95,012	25%
Net income (loss) applicable to common shareholders	$5,176	$2,653	95%	$4,348	$(2,552)	270%
Diluted income (loss) per share	$0.12	$0.07	71%	$0.10	$(0.07)	243%
Funds from operations (FFO)	$15,108	$12,165	24%	$22,340	$13,117	70%
Adjusted FFO	$15,536	$11,539	35%	$25,520	$16,704	53%
FFO per share	$0.32	$0.29	10%	$0.48	$0.34	41%
Adjusted FFO per share	$0.33	$0.27	22%	$0.55	$0.43	28%
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$23,074	$20,511	12%	$40,422	$37,015	9%
Adjusted EBITDA	$23,502	$19,885	18%	$42,112	$35,324	19%

*	In thousands, except per share and percentage change data

- more -

Innkeepers

FFO, Adjusted FFO, FFO per share, Adjusted FFO per share, EBITDA and Adjusted EBITDA are not generally accepted accounting principles (GAAP) financial measures and are discussed in further detail in this press release.

FFO and FFO per share for the six months ended June 30, 2004 include $4,249 in issuance costs pertaining to the Series A Cumulative Convertible preferred shares that were redeemed in January 2004. The Series A preferred share issuance costs have been excluded from Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA.

Adjusted FFO, Adjusted FFO per share and Adjusted EBITDA exclude other charges and discontinued operations.

Adjusted EBITDA excludes a gain on sale of hotels of $1,490 and $1,029 for the six months ended June 30, 2005 and 2004, respectively.

Operating Results

Revenue per available room (RevPAR) for the company’s 65 hotel properties (excludes four hotels closed for renovation and/or conversion during part or all of the periods presented) increased 7.1 percent for the second quarter 2005 to $81.99, compared to the same period in 2004. The increase was led by average daily rate (ADR), which improved 6.5 percent to $104.01. Occupancy rose 0.5 percent to 78.8 percent.

The RevPAR improvement of 7.1 percent for the second quarter 2005 reflects a 3.2 percent increase in RevPAR at the company’s eight Silicon Valley, Calif. hotel properties. Excluding Silicon Valley, the remainder of the company’s portfolio achieved RevPAR improvement of 7.8 percent for the second quarter 2005. The company’s Four Points by Sheraton hotel in Ft. Walton Beach, Fla. had a RevPAR decline of 22 percent for the quarter due to rooms out of service as a result of hurricane damage in the third quarter of 2004. Excluding only this hotel would have resulted in a RevPAR increase of 8.3 percent for the second quarter 2005. Gross operating margins for the company’s 61 comparable hotels improved 200 basis points to 45.7 percent. The company’s 61 comparable hotels exclude the seven hotels acquired in 2004 and 2005 and the Atlantic City hotel that is closed for renovation and conversion.

- more -

Innkeepers

“We had a very solid second quarter, as the positive trends in average rates we saw in the first quarter, particularly among business travelers, our primary customer, continued in the second quarter,” said Jeffrey H. Fisher, Innkeepers chief executive officer and president. “We continued to flow a significant portion of the revenue increase to gross operating profit as evidenced by our 200 basis point margin improvement over last year’s second quarter.”

Acquisitions

During the second quarter, the company continued to execute its external growth strategy through accretive acquisitions, closing on one property during the period. “We acquired the newly renovated 224-room Westin Governor Morris hotel, in Morristown, N.J. for $35.1 million, well below replacement cost,” he said. “This is a stunning property in top physical condition following a recent, multi-million dollar renovation and represents our first entry in the upper upscale full-service segment. The combination of its location in a high-barrier market with strong corporate demand and little supply of comparable quality, together with its attractive price, made it a very compelling investment.

“Morristown was our third acquisition in 2005,” he said. “We continue to seek growth opportunities both through acquisitions and selective new construction. We are targeting premium brands in the upscale extended-stay sectors as well as select-service and full-service upscale hotels that have the potential to be rebranded and repositioned and are located in major markets with strong demand generators and have high barriers to new competition.”

- more -

Innkeepers

Repositionings/Development Update

“Our downtown Louisville property that we acquired last year and repositioned as a Hampton Inn, opened last week following completion of a $4.5 million renovation. The city has enjoyed a strong economic resurgence, and we expect this property to assume a leadership position following a relatively short ramp-up period. Hampton Inn was our strongest brand during the quarter, with RevPAR gains of 17.1 percent for our 12 Hampton Inn properties.”

Fisher added that the 190-room property acquired earlier this year in Montvale, N.J., is scheduled to open as a Courtyard by Marriott in mid-2006. Located on the New Jersey/New York border, 20 miles from New York City, the hotel has been closed pending a $5 million renovation. “The rebranding of the hotel as a Courtyard should attract a diverse customer base of both business and leisure travelers. More than 300 business and corporate offices surround the hotel including Mercedes Benz of North America, BMW of North America and KPMG, LLC.

“Our 203-room Atlantic City hotel also is converting to a Courtyard and is expected to open in mid-2006 following a $7 million renovation. With the addition in Atlantic City of the Borgata, expansions at a number of other casinos and scheduled opening of a $76 million upscale retail outlet, entertainment and dining district, the area has experienced a mini-renaissance, and we expect this property, when it opens, to ramp up quickly.

- more -

Innkeepers

“We also are proceeding on schedule with the development of a 157-suite Embassy Suites in Valencia, Calif., 30 miles north of Los Angeles in the Santa Clarita Valley. This will be our first Embassy Suites hotel, and we expect to break ground in late 2005 and to open the property in the fourth quarter of 2006.

Dividend

“One of the highlights of the quarter was the increase in our quarterly dividend on our common shares from $0.06 to $0.10, a rise of 67 percent,” Fisher said. “The move reflects our continued confidence in the well-entrenched recovery and its expected sustainability into 2006 and beyond. We will continue to evaluate the dividend with our Board of Trustees on a quarterly basis.”

New CFO

After the end of the quarter, Bruce Riggins joined Innkeepers as chief financial officer. He previously was senior vice president and treasurer of Interstate Hotel & Resorts (NYSE: IHR), the nation’s largest independent hotel management company.

“With Bruce’s wealth of public and corporate accounting, and finance experience, he is getting up to speed very quickly,” Fisher said. “He has a strong treasury background and has been involved in more than $1 billion in debt and equity transactions in the hotel industry.”

Capital Structure

Riggins pointed out that the company continues to maintain one of the industry’s strongest capital structures and lowest-levered balance sheets. “Our debt to investment in hotels

- more -

Innkeepers

at cost ratio was 26 percent at June 30, 2005, with no maturities until 2007 and beyond. Our weighted average interest rate on our total debt is 7.3 percent, and 75 percent of our total debt is at fixed rates. We have $56 million outstanding on our $135 million revolving unsecured line of credit, which matures in July 2007.”

Revised Guidance

Riggins said that the company has raised its guidance for RevPAR, Adjusted EBITDA and Adjusted FFO per share for the remainder of the year. Forecasted financial results are as follows and do not include any assumptions for future acquisitions, dispositions or capital markets transactions:

•	RevPAR for 65 hotels of 6.0 percent to 7.0 percent for the third quarter and 7.0 percent to 7.5 percent for the full year (including RevPAR increases for the company’s eight Silicon Valley hotels of approximately 4.0 percent for the third quarter and 4.5 percent for the full year);

•	Net income applicable to common shareholders of $6.1 million to $7.1 million for the third quarter and $11.2 million to $12.7 million for the full year;

•	Diluted income per share of $0.14 to $0.16 for the third quarter and $0.26 to $0.30 for the full year;

•	FFO per share of $0.34 to $0.36 for the third quarter and $1.04 to $1.07 for the full year;

•	Adjusted FFO per share of $0.34 to $0.36 for the third quarter and $1.11 to $1.14 for the full year;

•	Adjusted EBITDA of $25.0 million to $26.0 million for the third quarter and $86.0 million to $87.5 million for the full year;

•	Gross operating profit margin increase of approximately 200 basis points for the third quarter and full year for our comparable 61 hotels; and

•	Capital expenditures of $17 million for the full year.

See reconciliations of net income applicable to common shareholders to FFO per share and Adjusted FFO per share and net income applicable to common shareholders to Adjusted EBITDA included in the tables of this press release. FFO per share, Adjusted FFO per share, and Adjusted EBITDA are not generally accepted accounting principles (GAAP) financial measures and are discussed in further detail in this press release.

- more -

Innkeepers

Innkeepers USA Trust is a hotel real estate investment trust (REIT) and a leading owner of upscale extended-stay hotel properties throughout the United States. The company owns 69 hotels with a total of 8,745 suites or rooms in 20 states and Washington, D.C., and focuses on acquiring and/or developing premium branded upscale extended-stay, select-service, and full-service hotels and the rebranding and repositioning of other hotel properties. For more information about Innkeepers USA Trust, visit the company’s web site at www.innkeepersusa.com.

To listen to a web cast of the company’s second quarter 2005 conference call on August 9, 2005, at 2 p.m. Eastern time, go to the web site and click on Conference Calls. Interested parties may listen to an archived web cast of the conference call on the web site, or may dial (800) 405-2236, pass code 11034684, to hear a telephone replay. The archived web cast and telephone replay will be available through September 9, 2005.

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). These non-GAAP financial measures are (i) funds from operations (FFO), (ii) FFO per share, (iii) Adjusted FFO, (iv) Adjusted FFO per share, (v) net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization, common and preferred minority interests and preferred dividends (EBITDA), and (vi) Adjusted EBITDA. The following explains why we believe these measures help provide investors with a more complete understanding of our financial and operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The National Association of Real Estate Investment Trusts (NAREIT) adopted the definition of FFO in order to promote an industry standard measure of REIT financial and operating performance. Management believes that the presentation of FFO and Adjusted FFO (defined below) provides useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability

- more -

Innkeepers

to service debt, fund capital expenditures and pay cash dividends. Many other real estate companies use FFO as a measure of their financial and operating performance, which provides another basis of comparison for management. FFO, as defined, adds back historical cost depreciation. Historical cost depreciation assumes the value of real estate assets diminishes predictably over a certain period of time. In fact, real estate asset values historically have increased or decreased with market conditions. Consequently, FFO and Adjusted FFO may be useful supplemental measures in evaluating financial and operating performance by disregarding, or adding back, historical cost depreciation in the calculation of FFO and Adjusted FFO. Additionally, FFO per share and Adjusted FFO per share targets have historically been used to determine a significant portion of the incentive compensation of the company’s senior management.

NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The company calculates FFO in compliance with the NAREIT definition. The company defines Adjusted FFO as FFO (as defined by NAREIT), adjusted for non-recurring and/or non-cash items, including discontinued operations and impairment losses. FFO is reconciled to net income (loss) applicable to common shareholders determined in accordance with GAAP in the accompanying schedules.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income (loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization, common and preferred minority interests and preferred dividends. The company defines Adjusted EBITDA as EBITDA adjusted for non-recurring and/or non-cash items, including gains (losses) from sales of property, discontinued operations and impairment losses. Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful supplemental information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. EBITDA and Adjusted EBITDA are also factors in management’s evaluation of the financial and operating performance of the company, hotel level performance, investment opportunities, dispositions and financing transactions.

FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA, as presented, may not be comparable to FFO, FFO per share, Adjusted FFO, Adjusted FFO per share, EBITDA and Adjusted EBITDA as calculated by other real estate companies. These measures do not reflect certain expenses that the company incurred and will incur, such as depreciation and interest (although we show such expenses in the reconciliation of these measures to their most directly comparable GAAP measures). None of these measures should be considered as an alternative to net income, net cash provided by operating activities, or any other financial and operating performance measure prescribed by GAAP. These measures

- more -

Innkeepers

should only be used in conjunction with GAAP measures. EBITDA is reconciled to net income (loss) applicable to common shareholders determined in accordance with GAAP in the accompanying schedules.

This press release, and other publicly available information on the Company, includes forward looking statements within the meaning of securities law. These statements include terms such as “should”, “may”, “believe” and “estimate”, or assumptions, estimates or forecasts about future hotel and Company performance and results, and the Company’s future need for capital. Such statements should not be relied on because they involve risks that could cause actual results to differ materially from the Company’s expectations when such statements are made. Some of these risks are set forth in reports filed from time to time with the SEC and include, without limitation, (i) the operational risks of the hotel business (including decreasing hotel revenues and increasing hotel expenses) under the company’s taxable REIT subsidiary structure, (ii) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or higher oil prices or changes in domestic or international political environments negatively affect the travel industry and the company, (iii) risk of declines in the performance and prospects of businesses and industries (e.g., technology, automotive, aerospace, pharmaceuticals) that are important hotel demand generators in the company’s key markets (e.g. the Silicon Valley, CA, Washington, DC, etc.), (iv) risk that poor, declining and/or uncertain international, national, regional and/or local economic conditions will, among other things, negatively affect demand for the company’s hotel rooms and the availability and terms of financing, (v) risk that the company’s ability to maintain its properties in competitive condition becomes prohibitively expensive, (vi) risk that pricing in the hotel acquisition market becomes prohibitively expensive or non-financeable and that potential acquisitions or developments do not perform in accordance with expectations, (vii) risk that the Company may invest in hotels of a size or nature (e.g., upscale full service or resort) different than those it has focused on historically (e.g., upscale extended-stay, and mid-scale limited service); (viii) risks related to an increasing focus on development, including permitting risks, increasing the proportion of Company assets not producing revenue at a given time and risks that projects cost more, take longer to complete or do not perform as anticipated; (ix) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce) may reduce demand for hotels in general or the Company’s hotels in particular, (x) the complex tax rules that the company must satisfy to qualify as a REIT and the potentially severe consequences of failing to satisfy such requirements, and (xi) governmental regulation that may increase the company’s cost of doing business or otherwise negatively effect its business or its attractiveness as an investment and create risk of liability for non-compliance (e.g., changes in laws affecting taxes or dividends, compliance with the Americans with Disabilities Act, workers compensation law changes, the Sarbanes-Oxley law, etc.).

INNKEEPERS USA TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue:
Hotel operating
Rooms	$60,342	$52,148	$113,373	$86,594
Food and beverage	1,617	295	1,916	372
Telephone	467	474	859	888
Other	1,496	1,242	2,767	1,896
Corporate
Percentage lease (1)	—	—	—	5,073
Other	148	99	254	189

Total revenue	64,070	54,258	119,169	95,012

Expenses:
Hotel operating
Rooms	12,578	11,440	23,778	19,236
Food and beverage	1,103	284	1,339	361
Telephone	722	734	1,405	1,183
Other	653	494	1,248	791
General and administrative	6,002	4,853	11,692	8,269
Franchise and marketing fees	4,177	3,548	7,950	6,117
Amortization of deferred franchise conversion	293	274	656	500
Advertising and promotions	2,025	1,680	3,713	2,840
Utilities	2,610	2,299	5,571	3,973
Repairs and maintenance	3,440	2,768	5,864	4,709
Management fees	1,770	1,727	3,562	2,873
Amortization of deferred lease acquisition	131	131	262	250
Insurance	393	439	780	697
Corporate
Depreciation	8,767	7,881	17,269	15,692
Amortization of franchise fees	18	12	35	22
Ground rent	130	119	259	247
Interest	4,241	4,598	9,149	9,092
Amortization of loan origination fees	225	214	435	483
Property taxes and insurance	3,112	2,791	6,005	5,569
General and administrative	1,853	1,199	3,891	2,830
Amortization of unearned compensation	158	214	255	441
Other charges (2)	355	107	3,053	478

Total expenses	54,756	47,806	108,171	86,653

Income before minority interest	9,314	6,452	10,998	8,359
Minority interest, common	(97)	(81)	(77)	76
Minority interest, preferred	(1,068)	(1,068)	(2,136)	(2,136)

Income from continuing operations	8,149	5,302	8,785	6,299
(loss) income from discontinued operations (3)	(73)	251	1,363	1,087

Net income	8,076	5,553	10,148	7,386
Series A Preferred Share issuance costs (4)	—	—	—	(4,249)
Preferred share dividends	(2,900)	(2,900)	(5,800)	(5,689)

Net income (loss) applicable to common shareholders	$5,176	$2,653	$4,348	$(2,552)

Earnings (loss) per share data:
Basic – continuing operations	$0.12	$0.06	$0.07	$(0.10)

Basic	$0.12	$0.07	$0.11	$(0.07)

Basic – weighted average shares	42,688,201	37,470,106	41,258,447	37,450,343

Diluted – continuing operations	$0.12	$0.06	$0.07	$(0.10)

Diluted	$0.12	$0.07	$0.10	$(0.07)

Diluted – weighted average shares	42,867,121	37,559,261	41,429,414	37,450,343

(1)	Percentage lease revenue was recognized in the first quarter 2004 prior to the completion of the transaction under which the company’s TRS acquired the remaining hotel leases.
(2)	Other charges for the three months ended June 30, 2005 related to personnel cost incurred in connection with the retirement of the Company’s former Chief Financial Officer. The six months ended June 30, 2005 included $2,698 of prepaid interest, loan origination fees and other costs associated with the extinguishment of debt relating to the partial defeasance of loans encumbered by three hotels that were sold in 2005. Other charges for the six months ended June 30, 2004 included $250 paid to Innkeepers Hospitality Management (IHM) relating to reimbursement of expenses incurred for the transition of 17 Marriott International, Inc. managed hotels to IHM.
(3)	Discontinued operations for the six months ended June 30, 2005 included three hotels sold in the first quarter 2005, and a $1,490 gain on sale of the three hotels. Discontinued Operations for the six months ended June 30, 2004 included a $1,029 gain on sale of a hotel.
(4)	Issuance costs pertaining to Series A Cumulative Convertible Preferred shares that were redeemed in January 2004.

INNKEEPERS USA TRUST

CALCULATION OF FFO, ADJUSTED FFO, EBITDA, ADJUSTED EBITDA AND RECONCILIATION TO NET LOSS (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
CALCULATION OF FFO
Net income (loss) applicable to common shareholders	$5,176	$2,653	$4,348	$(2,552)
Depreciation	8,767	7,881	17,269	15,692
Depreciation included in discontinued operations	—	482	—	1,082
Gain on sale of hotels included in discontinued operations	—	—	(1,490)	(1,029)
Minority interest, preferred	1,068	1,068	2,136	—
Minority interest, common	97	81	77	(76)

FFO	$15,108	$12,165	$22,340	$13,117

Weighted average number of common shares and common share equivalents	47,460,990	42,572,024	46,156,166	38,669,653

FFO per share	$0.32	$0.29	$0.48	$0.34

FFO	15,108	12,165	22,340	13,117
Series A preferred share issuance costs	—	—	—	4,249
Other charges	355	107	3,053	478
Discontinued operations	73	(733)	127	(1,140)

Adjusted FFO	$15,536	$11,539	$25,520	$16,704

Adjusted FFO per share	$0.33	$0.27	$0.55	$0.43

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
CALCULATION OF EBITDA
Net loss applicable to common shareholders	$5,176	$2,653	$4,348	$(2,552)
Interest	4,241	4,599	9,149	9,093
Depreciation and amortization	9,592	8,724	18,912	17,387
Depreciation included in discontinued operations	—	486	—	1,089
Minority interest, preferred	97	81	77	(76)
Minority interest, common	1,068	1,068	2,136	2,136
Series A preferred share issuance costs	—	—	—	4,249
Preferred share dividends	2,900	2,900	5,800	5,689

EBITDA	$23,074	$20,511	$40,422	$37,015

Other charges	355	107	3,053	478
Discontinued operations	73	(733)	127	(1,140)
Gain on sale of hotels included in discontinued operations	—	—	(1,490)	(1,029)

Adjusted EBITDA	$23,502	$19,885	$42,112	$35,324

INNKEEPERS USA TRUST

2005 Forecast Reconciliation

(in thousands, except share and per share data)

	Three months ended September 30, 2005		Twelve months ended December 31, 2005
	Low End Range	High End Range	Low End Range	High End Range
CALCULATION OF FFO
Net income applicable to common shareholders	$6,066	$7,066	$11,174	$12,674
Depreciation	8,700	8,700	34,700	34,700
Gain on sale of hotels included in discontinued operations	0	0	(1,490)	(1,490)
Minority interest, preferred	1,068	1,068	4,273	4,273
Minority interest, common	121	121	123	123

FFO	$15,955	$16,955	$48,780	$50,280

Weighted average number of common shares and common share equivalents	47,595,569	47,595,569	46,881,198	46,881,198

FFO per share	$0.34	$0.36	$1.04	$1.07

FFO	15,955	16,955	48,780	50,280
Other charges	0	0	3,053	3,053
Discontinued operations	0	0	127	127

Adjusted FFO	$15,955	$16,955	$51,960	$53,460

Adjusted FFO per share	$0.34	$0.36	$1.11	$1.14

	Three months ended September 30, 2005		Twelve months ended December 31, 2005
	Low End Range	High End Range	Low End Range	High End Range
CALCULATION OF EBITDA
Net income applicable to common shareholders	$6,066	$7,066	$11,174	$12,674
Interest	5,200	5,200	19,000	19,000
Depreciation and amortization	9,645	9,645	38,140	38,140
Minority interest, preferred	1,068	1,068	4,273	4,273
Minority interest, common	121	121	123	123
Preferred share dividends	2,900	2,900	11,600	11,600

EBITDA	$25,000	$26,000	$84,310	$85,810

Other charges	0	0	3,053	3,053
Discontinued operations	0	0	127	127
Gain on sale of hotels included in discontinued operations	0	0	(1,490)	(1,490)

Adjusted EBITDA	$25,000	$26,000	$86,000	$87,500

INNKEEPERS USA TRUST

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share data)

	June 30, 2005	December 31, 2004
ASSETS
Investment in hotels:
Land and improvements	$146,604	$127,392
Buildings and improvements	726,100	687,754
Furniture and equipment	110,101	101,909
Renovations in process	12,318	2,794
Hotels under development	4,061	3,864
Hotels held for sale	—	19,299

	999,184	943,012
Accumulated depreciation	(225,121)	(207,853)

Net investment in hotels	774,063	735,159

Cash and cash equivalents	27,167	22,837
Restricted cash and cash equivalents	8,606	10,781
Accounts receivable	7,427	4,577
Prepaid and other	2,145	2,539
Deferred and other	17,633	20,099

Total assets	$837,041	$795,992

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt	$263,609	$286,865
Accounts payable and accrued expenses	17,274	12,663
Payable to manager	395	209
Franchise conversion fee obligations	11,007	10,825
Distributions payable	7,463	5,450
Minority interest in Partnership	48,427	51,088

Total liabilities	348,175	367,100

Shareholders’ equity:
Preferred shares, $0.01 par value, 20,000,000 shares authorized, 5,800,000 shares issued and outstanding	145,000	145,000
Common shares, $0.01 par value, 100,000,000 shares authorized, 42,899,412 and 37,966,756 issued and outstanding, respectively	429	380
Additional paid-in capital	460,171	396,631
Unearned compensation	(1,557)	(448)
Distributions in excess of earnings	(115,177)	(112,671)

Total shareholders’ equity	488,866	428,892

Total liabilities and shareholders’ equity	$837,041	$795,992

INNKEEPERS USA TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities:
Net income	$10,148.00	$7,386.00
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,912	18,476
Write-off of deferred expenses included in extinguishment of debt	124	—
Minority interests	2,213	2,060
Gain on sale of hotel included in discontinued operations	(1,490)	(1,029)
Changes in operating assets and liabilities:
Accounts receivable (excluding allowance)	(3,341)	1,009
Allowance for doubtful accounts	491	—
Prepaid and other	394	155
Accounts payable and accrued expenses	4,611	9,531
Payable to manager	186	(201)

Net cash provided by operating activities	32,248	37,387

Cash flows from investing activities:
Investment in hotels, net of insurance proceeds	(73,792)	(71,408)
Proceeds from sale of hotels	20,860	4,028
Net withdrawals (deposits) into restricted cash and cash equivalents	2,175	(935)
Lease acquisitions	—	(1,336)
Payment of franchise fees	(50)	(192)
Repayment of advances	322	25

Net cash used in investing activities	(50,485)	(69,818)

Cash flows from financing activities:
Proceeds from debt issuance	71,000	26,000
Payments on debt	(94,257)	(2,402)
Payments on franchise conversion fee obligations	(560)	(204)
Distributions paid to unit holders	(2,246)	(2,206)
Distributions paid to shareholders	(10,644)	(7,654)
Redemption of shares or units	—	(115,730)
Proceeds from issuance of common and preferred shares	59,585	140,251
Loan origination fees and costs paid	(311)	(68)

Net cash provided by financing activities	22,567	37,987

Net increase in cash and cash equivalents	4,330	5,556
Cash and cash equivalents at beginning of period	22,837	9,586

Cash and cash equivalents at end of period	$27,167	$15,142

Supplemental cash flow information:
Interest paid	$9,149	$8,636

INNKEEPERS USA TRUST

DEBT COMPOSITION (UNAUDITED)

As of June 30, 2005

(outstanding balance in thousands)

DEBT	Outstanding Balance	Stated Interest Rate		Maturity Date	Encumbered Properties
Unsecured Line of Credit(1)	$55,574	4.68%		July 2007	—
Industrial Revenue Bonds(1)	$10,000	2.70%		December 2014	—
Term Loan #1	$23,725	8.17%		October 2007	8
Term Loan #2	$35,584	8.15%		March 2009	8
Term Loan #3	$28,366	7.02%		April 2010	7
Term Loan #4	$46,054	7.16%		October 2009	6
Term Loan #5	$49,733	7.75%		January 2011	6
Mortgage	$12,894	10.35%		June 2010	1
Adjustments (4)	$1,679	—		—	—
TOTAL	$263,609	7.3	%(2)	5 years(3)	36

(1)	Variable rated debt. The stated interest rate of the industrial revenue bonds includes an annual letter of credit fee of 1.25%
(2)	Weighted average calculated using the stated interest rate
(3)	Weighted average maturity
(4)	Adjustment to record $13 million mortgage at a fair market interest rate of 7% (the stated interest rate is 10.35%)

INNKEEPERS USA TRUST

OTHER DATA (UNAUDITED)

(in thousands, except shares data)

	June 30, 2005	June 30, 2004
CAPITALIZATION
Common share market capitalization	$641,000	$388,000
Total market capitalization	$1,053,000	$841,000
Common share closing price	$14.94	$10.31
Common share dividend(1)	$0.28	$0.12
Common share dividend yield(1)	1.9%	1.2%
Preferred share closing price	$25.57	$24.10
Preferred share dividend(2)	$2.00	$2.00
Preferred share dividend yield(2)	7.8%	8.3%

DEBT COVERAGE
Debt weighted average interest rate	7.3%	7.0%
Debt to investment in hotel properties	26%	28%
Debt and preferred shares to investment in hotel properties	41%	43%
Debt to market capitalization	25%	30%
Debt and preferred shares to market capitalization	39%	48%

LIQUIDITY/FLEXIBILITY
Debt due 2004	—	$3,000
Debt due 2005	$3,000	$6,000
Debt due 2006	$6,000	$6,000
Debt due 2007 and thereafter	$255,000	$241,000

Unencumbered hotel assets(3)	48%	43%
Unsecured Line of Credit outstanding balance	$56,000	$26,000
Unsecured Line of Credit available balance(4)	$69,000	$99,000

SHARES AND UNITS OUTSTANDING
Common Shares	42,874,412	37,673,256
Common Partnership Units	709,400	1,117,056
Preferred Partnership Units	3,884,469	3,884,469
Preferred Shares	5,800,000	5,800,000

(1)	Regular common share dividends declared for the trailing twelve months ended June 30, 2005 and June 30, 2004
(2)	Regular annual preferred share dividends
(3)	Based upon the number of hotels
(4)	The actual amount that may be borrowed is contingent upon many factors, such as compliance with unsecured line of credit covenants and the use of proceeds from borrowings. The $135 million revolving unsecured line of credit available balance has been reduced by $11 million in letters of credit.

INNKEEPERS USA TRUST

HOTEL OPERATING RESULTS (UNAUDITED)

	June 30, 2005	Three Months Ended June 30,		% Inc (dec)	Six Months Ended June 30,		% Inc (dec)
		2005	2004		2005	2004
PORTFOLIO(1)
Average Daily Rate		$104.01	$97.67	6.49%	$103.33	$96.73	6.82%
Occupancy		78.82%	78.40%	0.54%	75.60%	74.82%	1.04%
RevPAR		$81.99	$76.57	7.08%	$78.11	$72.37	7.93%

Number of hotel properties	65
Percent of total rooms	100.0%
Percent of room revenue(2)	100.0%

BY SEGMENT
Upscale Extended Stay
Average Daily Rate		$103.55	$97.50	6.21%	$102.72	$96.87	6.04%
Occupancy		81.41%	80.85%	0.69%	78.29%	77.43%	1.11%
RevPAR		$84.30	$78.83	6.94%	$80.42	$75.01	7.21%

Number of hotel properties	49
Percent of total rooms	74.7%
Percent of room revenue(2)	76.9%

Upscale(1)
Average Daily Rate		$136.90	$127.74	7.17%	$128.29	$115.82	10.77%
Occupancy		70.76%	83.93%	-15.69%	69.87%	80.82%	-13.55%
RevPAR		$96.87	$107.21	-9.64%	$89.63	$93.60	-4.24%

Number of hotel properties	3
Percent of total rooms	5.8%
Percent of room revenue(2)	6.6%

Mid Priced(1)
Average Daily Rate		$96.40	$87.41	10.28%	$98.39	$88.89	10.69%
Occupancy		71.33%	67.41%	5.82%	66.96%	63.04%	6.22%
RevPAR		$68.76	$58.92	16.70%	$65.89	$56.04	17.58%

Number of hotel properties	13
Percent of total rooms	19.5%
Percent of room revenue(2)	16.5%

BY FRANCHISE AFFILIATION
Residence Inn
Average Daily Rate		$103.34	$97.04	6.49%	$102.80	$96.64	6.37%
Occupancy		80.93%	80.05%	1.10%	77.60%	76.31%	1.69%
RevPAR		$83.64	$77.68	7.67%	$79.77	$73.75	8.16%

Number of hotel properties	42
Percent of total rooms	63.5%
Percent of room revenue(2)	64.8%

Summerfield Suites
Average Daily Rate		$98.63	$94.57	4.29%	$96.74	$92.61	4.46%
Occupancy		83.84%	85.57%	-2.02%	82.14%	83.81%	-1.99%
RevPAR		$82.70	$80.92	2.20%	$79.46	$77.61	2.38%

Number of hotel properties	6
Percent of total rooms	9.4%
Percent of room revenue(2)	9.6%

	June 30, 2005	Three Months Ended June 30,		% Inc (dec)	Six Months Ended June 30,		% Inc (dec)
		2005	2004		2005	2004
Hampton Inn(1)
Average Daily Rate		$96.83	$87.89	10.17%	$99.03	$89.43	10.73%
Occupancy		71.06%	66.86%	6.28%	66.79%	62.59%	6.71%
RevPAR		$68.80	$58.77	17.07%	$66.14	$55.98	18.15%

Number of hotel properties	12
Percent of total rooms	18.3%
Percent of room revenue(2)	15.5%

BY MANAGEMENT COMPANY
Innkeepers Hospitality Management(1)(3)(4)
Average Daily Rate		$103.26	$96.88	6.59%	$103.02	$96.51	6.75%
Occupancy		79.24%	78.02%	1.56%	76.06%	74.56%	2.01%
RevPAR		$81.82	$75.58	8.26%	$78.35	$71.96	8.88%

Number of hotel properties	64
Percent of total rooms	97.3%
Percent of room revenue(2)	97.6%

Third Party Managed
Average Daily Rate		$137.51	$121.63	13.06%	$117.68	$103.67	13.51%
Occupancy		63.88%	92.09%	-30.63%	59.11%	84.22%	-29.81%
RevPAR		$87.84	$112.00	-21.57%	$69.56	$87.31	-20.33%

Number of hotel properties	1
Percent of total rooms	2.7%
Percent of room revenue(2)	2.4%

BY GEOGRAPHIC REGION
New England [ME, NH, VT, MA, CT, RI]
Average Daily Rate		$106.17	$98.64	7.63%	$102.88	$97.14	5.91%
Occupancy		73.55%	70.87%	3.78%	69.91%	64.94%	7.65%
RevPAR		$78.08	$69.90	11.70%	$71.92	$63.08	14.01%

Number of hotel properties	4
Percent of total rooms	4.6%
Percent of room revenue(2)	4.3%

Middle Atlantic(1) [NY, NJ, PA]
Average Daily Rate		$110.23	$103.36	6.65%	$106.82	$100.91	5.86%
Occupancy		78.91%	76.60%	3.02%	74.74%	71.88%	3.98%
RevPAR		$86.99	$79.17	9.88%	$79.84	$72.53	10.08%

Number of hotel properties	10
Percent of total rooms	14.2%
Percent of room revenue(2)	14.5%

South Atlantic(1) [DE, MD, WV, DC, VA, NC, SC, GA, FL]
Average Daily Rate		$109.93	$101.45	8.36%	$110.75	$100.09	10.65%
Occupancy		76.58%	78.58%	-2.55%	75.74%	76.66%	-1.20%
RevPAR		$84.18	$79.72	5.59%	$83.89	$76.72	9.35%

Number of hotel properties	15
Percent of total rooms	23.9%
Percent of room revenue(2)	25.6%

	June 30, 2005	Three Months Ended June 30,		% Inc (dec)	Six Months Ended June 30,		% Inc (dec)
		2005	2004		2005	2004
East North Central [OH, MI, IN, IL, WI]
Average Daily Rate		$92.94	$85.56	8.63%	$91.65	$85.25	7.51%
Occupancy		75.22%	73.64%	2.15%	70.74%	67.86%	4.24%
RevPAR		$69.91	$63.01	10.95%	$64.84	$57.85	12.08%

Number of hotel properties	12
Percent of total rooms	16.6%
Percent of room revenue(2)	13.8%

East South Central(1) [KY, TN, AL, MS]
Average Daily Rate		$92.06	$84.51	8.93%	$85.76	$79.21	8.27%
Occupancy		85.04%	90.15%	-5.67%	81.59%	88.74%	-8.06%
RevPAR		$78.29	$76.19	2.76%	$69.97	$70.29	-0.46%

Number of hotel properties	2
Percent of total rooms	2.2%
Percent of room revenue(2)	2.0%

West North Central [MN, IA, MO, KS, NE, SD, ND]
Average Daily Rate		$83.81	$83.92	-0.13%	$81.46	$82.82	-1.64%
Occupancy		86.21%	86.44%	-0.27%	84.98%	79.51%	6.88%
RevPAR		$72.25	$72.54	-0.40%	$69.23	$65.85	5.13%

Number of hotel properties	1
Percent of total rooms	0.8%
Percent of room revenue(2)	0.7%

West South Central [AR, LA, OK, TX]
Average Daily Rate		$93.94	$90.98	3.25%	$93.07	$90.27	3.10%
Occupancy		86.55%	82.77%	4.57%	82.81%	80.42%	2.97%
RevPAR		$81.31	$75.30	7.98%	$77.07	$72.60	6.16%

Number of hotel properties	5
Percent of total rooms	8.7%
Percent of room revenue(2)	8.6%

Mountain [MT, ID, WY, CO, UT, NM, AZ, NV]
Average Daily Rate		$92.34	$86.30	7.00%	$91.54	$86.37	5.99%
Occupancy		81.05%	72.43%	11.90%	73.39%	69.01%	6.35%
RevPAR		$74.84	$62.51	19.72%	$67.18	$59.60	12.72%

Number of hotel properties	2
Percent of total rooms	3.6%
Percent of room revenue(2)	3.1%

Pacific [WA, OR, CA, AK, HI]
Average Daily Rate		$108.89	$103.74	4.96%	$109.45	$103.69	5.56%
Occupancy		80.49%	81.81%	-1.61%	77.18%	78.64%	-1.86%
RevPAR		$87.64	$84.87	3.26%	$84.47	$81.54	3.59%

Number of hotel properties	14
Percent of total rooms	25.4%
Percent of room revenue(2)	27.5%

	June 30, 2005	Three Months Ended June 30,		% Inc (dec)	Six Months Ended June 30,		% Inc (dec)
		2005	2004		2005	2004
BY SELECTED MSA
Atlanta
Average Daily Rate		$95.79	$89.47	7.06%	$97.55	$92.46	5.51%
Occupancy		72.87%	74.86%	-2.66%	73.47%	71.29%	3.06%
RevPAR		$69.80	$66.98	4.21%	$71.68	$65.91	8.75%

Number of hotel properties	2
Percent of total rooms	3.5%
Percent of room revenue(2)	3.2%

Boston
Average Daily Rate		$97.70	$85.86	13.79%	$94.64	$86.05	9.98%
Occupancy		60.20%	55.78%	7.92%	53.64%	48.82%	9.87%
RevPAR		$58.81	$47.89	22.80%	$50.77	$42.01	20.85%

Number of hotel properties	1
Percent of total rooms	1.2%
Percent of room revenue(2)	0.8%

Chicago
Average Daily Rate		$95.16	$88.98	6.95%	$93.44	$88.71	5.33%
Occupancy		73.55%	68.40%	7.53%	67.70%	61.14%	10.73%
RevPAR		$69.99	$60.86	15.00%	$63.26	$54.23	16.65%

Number of hotel properties	4
Percent of total rooms	7.0%
Percent of room revenue(2)	5.7%

Dallas/Ft. Worth
Average Daily Rate		$83.05	$80.82	2.76%	$82.99	$80.24	3.43%
Occupancy		86.87%	82.33%	5.51%	82.88%	79.56%	4.17%
RevPAR		$72.14	$66.54	8.42%	$68.79	$63.84	7.75%

Number of hotel properties	4
Percent of total rooms	6.8%
Percent of room revenue(2)	6.0%

Denver
Average Daily Rate		$92.34	$86.30	7.00%	$91.54	$86.37	5.99%
Occupancy		81.05%	72.43%	11.90%	73.39%	69.01%	6.35%
RevPAR		$74.84	$62.51	19.72%	$67.18	$59.60	12.72%

Number of hotel properties	2
Percent of total rooms	3.6%
Percent of room revenue(2)	3.1%

Detroit
Average Daily Rate		$92.87	$84.51	9.89%	$94.13	$85.37	10.26%
Occupancy		76.77%	82.15%	-6.55%	72.32%	76.89%	-5.94%
RevPAR		$71.30	$69.42	2.71%	$68.08	$65.64	3.72%

Number of hotel properties	3
Percent of total rooms	4.5%
Percent of room revenue(2)	4.0%

	June 30, 2005	Three Months Ended June 30,		% Inc (dec)	Six Months Ended June 30,		% Inc (dec)
		2005	2004		2005	2004
Hartford
Average Daily Rate		$115.57	$105.81	9.22%	$111.73	$104.67	6.75%
Occupancy		74.40%	74.90%	-0.67%	72.06%	68.34%	5.44%
RevPAR		$85.98	$79.25	8.49%	$80.51	$71.53	12.55%

Number of hotel properties	2
Percent of total rooms	2.4%
Percent of room revenue(2)	2.5%

Philadelphia
Average Daily Rate		$103.70	$94.31	9.96%	$100.31	$93.51	7.27%
Occupancy		81.87%	79.03%	3.59%	79.85%	75.73%	5.44%
RevPAR		$84.90	$74.54	13.90%	$80.09	$70.81	13.11%

Number of hotel properties	4
Percent of total rooms	5.8%
Percent of room revenue(2)	5.9%

Richmond
Average Daily Rate		$96.06	$91.82	4.62%	$94.51	$91.95	2.78%
Occupancy		83.34%	80.75%	3.21%	83.67%	75.04%	11.50%
RevPAR		$80.06	$74.14	7.98%	$79.08	$69.00	14.61%

Number of hotel properties	2
Percent of total rooms	2.3%
Percent of room revenue(2)	2.3%

San Francisco/San Jose/Oakland
Average Daily Rate		$109.07	$103.05	5.84%	$110.19	$103.44	6.53%
Occupancy		76.83%	78.80%	-2.50%	72.01%	74.41%	-3.23%
RevPAR		$83.80	$81.20	3.20%	$79.35	$76.97	3.09%

Number of hotel properties	8
Percent of total rooms	15.0%
Percent of room revenue(2)	15.2%

Seattle/Portland
Average Daily Rate		$107.14	$104.56	2.47%	$105.47	$104.19	1.23%
Occupancy		85.28%	82.84%	2.95%	84.01%	80.45%	4.43%
RevPAR		$91.37	$86.62	5.48%	$88.60	$83.82	5.70%

Number of hotel properties	4
Percent of total rooms	6.3%
Percent of room revenue(2)	7.2%

Washington, D.C.(1)
Average Daily Rate		$131.95	$120.07	9.89%	$131.65	$116.65	12.86%
Occupancy		82.40%	85.63%	-3.77%	74.24%	79.31%	-6.39%
RevPAR		$108.73	$102.82	5.75%	$97.74	$92.52	5.64%

Number of hotel properties	4
Percent of total rooms	6.7%
Percent of room revenue(2)	8.4%

(1)	Hotel operating results exclude one hotel property acquired in June 2003 which will be converted to a Courtyard hotel, one hotel property acquired in June 2004 which was converted and opened as a Hampton Inn hotel in August 2005, one hotel property acquired in February 2005 which will be converted to a Courtyard hotel and one Westin hotel acquired in May 2005.
(2)	Room revenue for YTD June 2005.
(3)	IHM assumed management of one Sunrise Suites hotel previously managed by affiliates of Wyndham International, Inc. on March 1, 2004, and five Summerfield Suites by Wyndham hotels previously managed by affiliates of Wyndham International, Inc. on April 1, 2004.
(4)	Operating Statistics for hotels acquired in 2004 and 2005 include room revenue for the applicable periods from the previous owner for those periods prior to our acquisition of the hotels.